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                                    EXHIBIT 99.2

Pursuant to Rule 13d-1(k)(1) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is, and any future amendments thereto may be, filed on behalf of each of us.

Dated:    July 19, 2005

          BANCO NACIONAL DE MEXICO, S.A.


          By: /s/ Leonor Cuen Madero
          --------------------------------------
          Name: Leonor Cuen Madero
          Title: Vice President


          GRUPO FINANCIERO BANAMEX, S.A. DE C.V.


          By: /s/ Mayela De Maria Camacho Rojas
          --------------------------------------
          Name: Mayela De Maria Camacho Rojas
          Title: Attorney


          CITICORP (MEXICO) HOLDINGS LLC


          By: /s/ William H. Wolf
          --------------------------------------
          Name: William H. Wolf
          Title: President


          CITICORP


          By: /s/ Ali L. Karshan
          --------------------------------------
          Name: Ali L. Karshan
          Title: Assistant Secretary


          CITIGROUP HOLDINGS COMPANY


          By: /s/ Ali L. Karshan
          --------------------------------------
          Name: Ali L. Karshan
          Title: Assistant Secretary


          CITIGROUP INC.


          By: /s/ Ali L. Karshan
          --------------------------------------
          Name: Ali L. Karshan
          Title: Assistant Secretary